UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Lease Amendment

On September 21, 2016, Coherus BioSciences, Inc. (the “Company”) entered into the Second Amendment (the “Amendment”) to its existing Office Lease (the “Lease”) with Hudson 333 Twin Dolphin Plaza, LLC (the “Landlord”). Under the Lease, the Company leases approximately 27,532 square feet of office space located at 333 Twin Dolphin Drive, Redwood City, California (the “Premises”) for the Company’s principal executive offices. Effective the earlier of (i) the first date on which the Company conducts business in the Expansion Space pursuant to the Amendment, or (ii) November 1, 2016 (the earlier such date being the “Expansion Effective Date”), the Amendment expands the Premises to include additional space containing approximately 12,809 square feet (the “Expansion Space”) such that the Premises will be 40,341 square feet.

The term of the lease for the Expansion Space commences the Expansion Effective Date and, unless terminated in accordance with the Lease, ends on the last day of the lease term for the existing Premises, which is November 30, 2022 (the “Expansion Term”). Pursuant to the Amendment, the Company will have an option to extend the term for the Premises (as such term is then defined) for one additional five year period immediately following the last day of the term of the lease.

The Amendment provides for annual base rent on the Expansion Space of approximately $0.75 million in the first twelve months of the Expansion Term, which increases on a yearly basis up to approximately $0.87 million for the final twelve months of the Expansion Term. The Amendment also provides for certain limited rent abatements on the Expansion Space in the first five months of the Expansion Term.

The Company will also be obligated to pay to the Landlord certain increased costs, taxes and operating expenses related to the expanded Premises.

The Company will be entitled to a one-time improvement allowance of approximately $0.19 million that can be applied towards specified items, including costs expended by the landlord in connection with the performance of tenant improvement work and base rent.

The foregoing description of the material terms of the Amendment is qualified in its entirety by the full terms of the Amendment, which is filed as Exhibit 10.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Lease is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment, dated September 21, 2016, by and between Hudson 333 Twin Dolphin Plaza, LLC and Coherus BioSciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2016	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment, dated September 21, 2016, by and between Hudson 333 Twin Dolphin Plaza, LLC and Coherus BioSciences, Inc.